As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	23-6858580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Universal Corporate Center 367 South Gulph Road PO Box 61558 King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

UNIVERSAL HEALTH REALTY INCOME TRUST

AMENDED AND RESTATED 2007 RESTRICTED STOCK PLAN, AS AMENDED

(Full title of the plan)

Alan B. Miller

Universal Health Realty Income Trust

Universal Corporate Center

367 South Gulph Road

PO Box 61558

King of Prussia, Pennsylvania 19406

(Name and address of agent for service)

(610) 265-0688

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Warren J. Nimetz, Esq.

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10103

(212) 318-3000

Facsimile: (212) 318-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Shares of Beneficial Interest, $.01 par value per share	50,000(1)	$74.66(2)	$3,733,000(2)	$484.54

(1)

Represents shares of beneficial interest of the Registrant that may be awarded pursuant to Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan, as amended. In addition, pursuant to Rule 416 of the Securities Act, this Registration Statement covers such additional shares of beneficial interest as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Registrant’s shares of beneficial interest on the New York Stock Exchange on August 10, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of an additional 50,000 shares of beneficial interest, $.01 par value per share, of Universal Health Realty Income Trust, or the Registrant, for future issuance under the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 related to the Plan (File Nos. 333-143944, filed on June 21, 2007, and 333-211903, filed on June 6, 2016 with the Securities and Exchange Commission) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by Universal Health Realty Income Trust (the “Trust” or the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

i.	the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
ii.	the Trust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;
iii.	the Trust’s Current Reports on Form 8-K filed with the Commission on June 5, 2020 and June 9, 2020; and
iv.

the description of the Trust’s shares of beneficial interest contained in Exhibit 4.1 to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 26, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description

4.1

Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan, as amended by the First Amendment thereto (incorporated herein by reference to Annex A to the Trust’s Proxy Statement filed on April 21, 2020).

4.2	Form of Restricted Share Agreement (incorporated herein by reference to Exhibit 10.2 of the Trust’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 27, 2007).

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of KPMG LLP.

23.22	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on August 14, 2020.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/S/ ALAN B. MILLER
Alan B. Miller
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Alan B. Miller and Charles F. Boyle, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ALAN B. MILLER	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	August 14, 2020
Alan B. Miller

/S/ CHARLES F. BOYLE	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2020
Charles F. Boyle

/S/ Gayle L. Capozzalo	Trustee	August 14, 2020
Gayle L. Capozzalo

/S/ Michael Allan Domb	Trustee	August 14, 2020
Michael Allan Domb

/S/ Robert F. McCadden	Trustee	August 14, 2020
Robert F. McCadden

/S/ Marc D. Miller	Trustee	August 14, 2020
Marc D. Miller

/S/ James P. Morey	Trustee	August 14, 2020
James P. Morey